EXHIBIT 10.17


                            FIRST AMENDMENT TO LEASE


This FIRST AMENDMENT TO LEASE (the "Agreement") is made as of this 1st day of March 1999 by and between DALLAS OFFICE PORTFOLIO, LP, A DELAWARE LIMITED PARTNERSHIP ("Landlord") as successor-in-interest to GREENVILLE AVENUE PROPERTIES, LTD. ("Previous Landlord") and PREFERRED VOICE, INC. having an address at 6500 Greenville Avenue, Suite 570, Dallas, Texas, 75206 ("Tenant").


                                   WITNESSETH:


WHEREAS, Landlord and Tenant entered into a Lease dated February 3, 1998 (the "Lease") with respect to the Premises consisting of approximately 1,707 square feet ("Existing Space") know as Suite 570, in the building known as 6500
Greenville Place, located at 6500 Greenville Avenue, Dallas, Texas, which premises are more particularly described in the Lease; and,

WHEREAS,  Landlord and Tenant now mutually  desire to amend the Lease to reflect
(i) the addition of 1,881 square feet (the "Expansion Space") as shown on Exhibit "B-2" annexed hereto and made a part thereof (ii) the then subsequent extension of lease on the Existing Space, which all space combined (including the Expansion Space and Existing Space shall be known as Suite 570, consisting of 3,588 rentable square feet as shown on Exhibit "B-1" annexed hereto and made a part hereof (the"Premises") and to further amend the terms and conditions of the Lease as set forth below; and;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby covenant and agree as follows:

         1. The provisions of this Agreement shall supersede any inconsistent provisions contained in the Lease, regardless of whether such inconsistent provisions are contained in the printed portion of the Lease or any rider annexed thereto and made a part thereof. All capitalized items not otherwise defined herein shall have the same meanings ascribed to them in the Lease.

         2. The term of this Agreement shall commence March 1, 1999 upon the conditions set forth herein.

         3. On approximately March 5, 1999, Tenant shall surrender unto Landlord the Existing Space and relocate into the Expansion Space, so that Landlord may perform the Work specified in Exhibit A-Work Letter. At such time, Tenant shall occupy the Expansion Space in accordance with all of the applicable provisions of the Lease.

         Effective from and after the day following substantial completion of the Work in the Existing Space ("Substantial Completion Date" which is estimated to be March 31, 1999), Tenant shall then occupy both the Existing space and the Expansion Space ("Effective Date"). Landlord and Tenant


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shall  confirm  the  Effective  Date in an  acceptance  letter or other  written instrument after the Effective Date within fifteen (15) days of demand therefore by Landlord, provided, however, that the failure of Landlord and Tenant to execute such letter or instrument shall not affect the Effective Date as established pursuant to this Paragraph 3. If the Effective Date occurs on a day other than the first day of a calendar month, rent and such other amounts constituting additional rental under the Lease with respect to the Existing Space shall be prorated on a per diem basis for the month in which the Effective Date shall occur. Tenant expressly waives any right to rescind this Agreement or the Lease, or any damages, direct or indirect, winch may result from Landlord's failure to deliver the Existing Premises by April 1, 1999. If Landlord shall be unable to deliver to Tenant possession of the Existing Space by April 1,1999, then rent for the Expansion Space shall continue and rent for the Existing Spam only shall continue to abate (as is reflected in paragraph 5 below) for such period as possession by Tenant is delayed unless Tenant shall cause such delay in which case rent shall not abate and rent for the entire Premises shall commence April 1, 1999. The continuation of the abatement of rent with respect to the Existing Space, does constitute full settlement of all claim which Tenant might otherwise have against Landlord by reason of the Existing Space not being ready for occupancy by April 1, 1999 and no such failure by Landlord to deliver possession of the Existing Space shall affect or impair the validity of the Agreement or the Lease, or the obligations of Tenant hereunder or give rise to any claim for damages by Tenant or claim for rescission of this Agreement or the Lease. Notwithstanding anything contained herein to the contrary, if Landlord is unable to deliver the Existing Space to Tenant by April 1, 1999, then the term of this Lease shall be extended by the number of days of such delay in commencement of the Effective Date and the Base Annual Rent for that extension period shall be equal to the per diem rate Tenant paid during the month of April, 2002.

         4. Upon Tenant's execution thereof, Tenant shall pay to Landlord the sum of $523.75 to be held by Landlord as additional security pursuant to Article 6 of the Fundamental Lease Provisions of the Lease, for a total Security Deposit held of $4,933.50.

         5. Effective from and after the March 1, 1999, Base Annual Rent, as reflected in Article 4 of the Fundamental Lease Provisions shall be:

       March 1, 1999 - March 5,1999:                        $2,276.00 per month
       March 6,1999 - Substantial Completion Date           $2,508.00 per month
       *Effective Date - Month 12                           $4,784.00 per month
       Month 13  - Month 24                                 $4,933.50 per month
       Month 25 - Month 36                                  $5,083.00 per month

*Month 12 shall mean through the last day of the 12th full calendar month following the Effective Date. Month 24 shall mean through the last day of the 24th full calendar month following the Effective Date. Month 36 shall mom through the last day to the 36th full calendar month following the Effective Date.

         6. For and in consideration of the covenants contained in the Lease to which this Agreement has been made a part, Landlord and Tenant agree that the ending date, as defined in Paragraph (3) of the Fundamental Lease Provisions section of the Lease shall become April 30, 2002, unless otherwise adjusted as detailed in paragraph 3 above.



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         7.  Landlord,  at its  sole  cost and  expense,  shall  provide  Tenant requested improvements (the "Improvements") to the Existing Space only, in a building standard manner for a cost to Landlord not to exceed $12,248
("Landlord's Allowance") and in the manner specified in Exhibit "A" ("Work Letter") and the contractor's bid (Exhibit A-1) herein attached. In the event the cost of completing the Improvements exceeds Landlord's Allowance or if Tenant makes any changes to the Improvements, Tenant expressly agrees that the costs attributable to those changes shall be the sole responsibility of Tenant and Tenant shall pay same to Landlord upon demand as specified in Exhibit A. Except for the Improvements, Tenant acknowledges and agrees that it has made a fall and complete inspection of the Existing Space and the Expansion Space (Premises) and accepts such in its present "as-is" condition as suitable for Tenant's intended use and occupancy and/or continued occupancy thereof. Upon Tenant's complete possession of the "Premises", it shall be conclusively presumed that same has been so accepted by Tenant, is in satisfactory conditions and complies fully with Landlord's covenants and obligations.

         8. Tenant expressly warrants and represents that the sole broker who negotiated and brought about this transaction was Transwestern Property Company ("Landlord's Agent") and Swearingen Realty Group ("Tenant's Agent"). Tenant represents it neither consulted nor negotiated with any broker other than those named herein with regard to the Premises. Tenant agrees to indemnify, defend and save Landlord harmless from and against any claims for fees or commissions from anyone or my entity other than those brokers named herein, with whom Tenant has dealt in connection with this Agreement. The foregoing provisions contained in this Paragraph 8 shall survive the expiration or early termination of the Lease.

         9. Effective from and after the Effective Date, Tenant's parking as reflected to in Section 12 of the Fundamental Lease Provisions shall be amended to read: "A total of three (3) Garage parking spaces at no charge during the term and eight (8) Lot spaces at no charge during the term, all on a first come first serve basis. Tenant shall no longer be entitled to one (1) additional unreserved garage parking space on a month to month basis."

         10. Effective from and after the Effective Date, Section 5 of the Fundamental Lease Provisions shall change from "1998" to "1999".

         11. Effective from and after the Effective Date, subject to Tenant's then current financials, prior right of first refusal (if any), prior renewal options (if any), and as long as Tenant is not or has not been in default under the Lease, and has not subleased or assigned all or any portion of the Premises, then Tenant shall have a one-time Right of First Refusal on approximately 1,000 square feet (as shown on attached Exhibit "D"-"Refusal Space") under the following terms and conditions:

         1) Tenant must agree to at least the same total lease package being offered to a bona- fide third party but in no case less than the base rental Tenant is contracted to pay.

         2) Landlord shall give notice ("Refusal Notice") to Tenant of a bona-fide offer for the refusal space and Tenant shall then have three (3) business days in which to accept or reject said offer.



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         3)       If Tenant should reject  Landlord's offer (or if such offer is not accepted in writing within the three (3) business day period, then Tenant's Right of First Refusal shall become null and void,

         4) If Tenant accepts said offer, Tenant must execute a lease modification covering such space within seven (7) days of receipt related paperwork from Landlord under the term and conditions specified in the offer or Tenant shall be in default under the Lease.

         12. This Agreement shall not constitute an Agreement by Landlord and shall not be binding upon Landlord unless and until this Agreement shall be executed by Landlord and Tenant and shall be delivered by Landlord to Tenant.

         19. This Agreement may not be changed orally, and shall be binding upon and shall inure to the benefit of the parties to it, their respective heirs, successors and, as permitted, their assigns.

         20. Except as hereby modified or amended, all of the terms, covenants and conditions of the Lease shall remain unmodified and in full force and effect.


IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Agreement as of the day and year first above written.

LANDLORD:                                            TENANT:

DALLAS OFFICE PORTFOLIO, L.P.,                       Preferred Voice, Inc.
a Delaware limited partnership


By: Suburban Dallas Office Portfolio, LLC,
      a Delaware limited liability company, its
     sole general partner

By: Beacon Capital Partners, L.P., a Delaware
       limited partnership, its sole member

By: Beacon Capital Partners, Inc., a Maryland
       corporation, its sole general partner

By:/s/ Illegible                                     By:/s/ Mary Merritt
   ---------------------------------                    ------------------------
   Name:Illegible                                       Name:Mary Merritt
        ----------------------------                         -------------------
   Title                                                Title: VP Finance
          --------------------------                          ------------------
                                                        Hereunto Duly Authorized

Date Signed:3/1/99                                      Date Signed:2/26/99
            ------------------------                                ------------

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                                   EXHIBIT "A"


                                   WORK LETTER
                                       TO
                             OFFICE LEASE AGREEMENT
                                     BETWEEN
          DALLAS OFFICE PORTFOLIO, L.P., A DELAWARE LIMITED PARTNERSHIP
                            AND PREFERRED VOICE, INC.


This Exhibit sets forth the respective obligations of, and the procedures to be followed by, Landlord and Tenant in the design and construction of those improvements that will prepare the Existing Premises described in Exhibit B-1 of the Lease for Tenant's use and occupancy.

1.        The Work.
          --------

         The "Work" will consist of leasehold improvements described in the floor plan and specifications attached to this Lease as Exhibit C "(Final Plan").

B. Landlord will pay all costs and fees incurred in connection with construction of the leasehold improvements as described in the Final Plan up to a cost of $12,248. Tenant will pay all costs and fees incurred in connection with preparation of plans and working drawings (if should later be required) and construction resulting from a change requested by Tenant pursuant to Paragraph 2 of this Exhibit and any amount in excess of $12,248 incurred by Landlord in connection with the design and construction of the Work (collectively, "Tenant's Cost"). Tenants Cost hereunder will be deemed additional rent under the Lease.

2.        Changes
          -------

         A. If Tenant desires any changes, alterations or additions to the Final Plan, Tenant must submit a detailed written request to Landlord ("Change Order"). If reasonable and practicable and generally consistent with the Final Plan previously approved, Landlord will comply with the Change Order, but all costs in connection therewith, including without limitation any additional plans, drawings and engineering reports or opinions or modifications of such existing item, win be paid for by Tenant. Landlord may at any time reasonably estimate Tenant's Cost for a Change Order, in advance, and, Tenant will deposit the estimated amount with Landlord within five (5) days after requested by Landlord. If such estimated amount exceeds the actual amount of Tenant's Cost, Tenant will receive a refund of the difference, and if the actual amount exceeds the estimated amount, Tenant will pay the difference to Landlord within five (5) days after requested by Landlord. If any additional plans, drawings or specifications, or modifications of such items, are required to construct a Change Order, the same will be prepared (at Tenant's cost by Tenant's architect) and approved in the manner described above. Under no circumstances will any Change Orders serve to abate the rentals under the Lease.



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3.       Substantial Completion
         ----------------------

         A. Landlord will be deemed to have "substantially completed" the Work for the purposes thereof if Landlord has caused all of the Work to be completed substantially except for so called "punchlist items," e.g., minor details of construction or decoration or mechanical adjustments winch do not substantially interfere with Tenant's occupancy of the New Premises to be made by Tenant. If there is any dispute as to whether Landlord has substantially completed the Work, the good faith decision of Landlords architect will be final and binding on the parties.


         B. If Landlord notifies Tenant in writing that the Work is substantially completed, and Tenant fails to object thereto in writing within three (3) days thereafter specifying in reasonable detail the items of Work needed to be performed in order for substantial completion, Tenant will be deemed conclusively to have agreed that the Work is substantially completed, for purposes of commencing rental under the Lease.


         C. Substantial completion will not prejudice Tenant's rights to require fill completion of any remaining items of Work. However, if Landlord notifies Tenant in writing that the Work is fully completed, and Tenant fails to object thereto in writing within fifteen (15) days thereafter specifying in reasonable detail the items of work needed to be completed and the nature of work needed to complete said items, Tenant will be deemed conclusively to have accepted the Work as fully completed (or such portions thereof as to which Tenant has not so objected).


4.        Construction.
          ------------

         A. Landlord reserves the right to substitute comparable or better materials and items for those shown in the attached Final Plan.

         B. Landlord warrants that Landlord will employ an experienced, licensed contractor to construct the leasehold improvements and will require in the construction contract that such contractor construct the leasehold improvements in a good and workmanlike manner and in compliance with all applicable laws, ordinances and budding codes; provided, however, Tenant will be solely responsible for determining whether or not Tenant is a public accommodation under The Americans with Disabilities Act and Texas Architectural Barriers Act and whether or not the Final Working Drawings comply with such laws and the regulations thereunder.


5.       Liability
         ---------

         The parties acknowledge that Landlord is not an architect or engineer, and that the Work will be performed by Landlord's independent contractor. Accordingly, Landlord does not guarantee or warrant that the Final Plan will be free from errors or omissions, nor that the Work will be free from defects, and Landlord will have no liability therefor. In the event of such errors, omissions, or defects,


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by the  independent  contractor,  Landlord  will  cooperate in any action Tenant desires to bring against such party.


6.       Incorporation Into Lease: Default.
         ---------------------------------

         THE PARTIES AGREE THAT THE PROVISIONS OF THIS EXHIBIT ARE HEREBY INCORPORATED BY THIS REFERENCE INTO THE LEASE FULLY AS THOUGH SET
FORTH THEREIN. In the event of any express inconsistencies between the Lease and this the latter will govern and control. Any default by Tenant hereunder will constitute a default by Tenant under the Lease and Tenant will be subject to the remedies and other provisions applicable thereto under the Lease.

INITIALED FOR                                        INITIALED FOR
IDENTIFICATION:                                      IDENTIFICATION:
BY LANDLORD:                                         BY TENANT:
/s/                                                  /s/
------------------------------                       ---------------------------


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                                   EXHIBIT B-1

                              [Graphic of Premises]


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                                   EXHIBIT B-2

                          [Graphic of Expansion Space]


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                                    EXHIBIT C

                             [Graphic of Final Plan]


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                                    EXHIBIT D

                           [Graphic of Refusal Space]


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